UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/01/2006

MONITRONICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-110025

Texas	742719343
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2350 Valley View Lane, Suite 100, Dallas, Texas 75234
(Address of principal executive offices, including zip code)

(972) 243-7443
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 1, 2006, the Compensation Committee of Monitronics International, Inc. recognized the efforts of James R. Hull, Chairman of the Board, in a one-time bonus of $125,000 and changed Mr. Hull's annual compensation to $100,0000.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: November 01, 2006	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer